Exhibit 10.1

2016 and 2017 Executive Officer Compensation Arrangements

The compensation for the executive officers of Cerus Corporation regarding annual base salaries and target bonus percentages were as follows:

Name	2016 Annual Base	2016 Targeted Bonus (as a % of 2015 Annual Base	2017 Annual Base	2017 Targeted Bonus (as a % of 2016 Annual Base
	Salary (1)	Salary)	Salary (1)	Salary)
William M. Greenman President and Chief Executive Officer	$ 580,000	60%	$ 600,000	60%
Kevin D. Green	$ 353,600	40%	$ 371,280	40%
Vice President, Finance and Chief Financial Officer
Richard J. Benjamin MBChB, PhD, FRCPath	$ 385,700	40%	$ 401,128	40%
Chief Medical Officer
Laurence M. Corash, M.D.	$ 414,100	40%	$ 422,382	40%
Senior Vice President, Chief Scientific Officer
Vivek Jayaraman	$ 400,000	40%	$ 404,000	40%
Chief Commercial Officer
Chrystal N. Menard	$ 343,200	40%	$ 377,520	40%
Chief Legal Officer and General Counsel
Carol Moore	$ 339,552	40%	$ 346,343	40%
Senior Vice President, Regulatory Affairs, Quality and Clinical

(1) Annual base salary was effective March 1.